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                                                                    Exhibit 11.1

                     CLEAN HARBORS, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                  FOR THE FIRST QUARTER ENDED MARCH 31, 1995
                                (in thousands)

                                                        Three Months Ended
                                                              March 31,
                                                     ----------------------
                                                        1995         1994
                                                     ---------     --------
    Net income                                         $ (590)       $  597
       Less preferred dividends accrued                  (111)          105
                                                       -------       ------
    Adjusted net income                                $ (701)       $  492
                                                       ======        ======
    Earning per common and common
       equivalent share:

       Weighted average number of
         shares outstanding                             9,431         9,428

       Incremental shares for stock options
         under treasury stock method                       14           287
                                                       ------        ------
       Weighted average number of
         common and common equivalent
         shares outstanding                             9,445         9,715
                                                       ======        ======
       Net earnings per common and common
         equivalent share                              $ (.07)       $  .05
                                                       ======        ======

    Earnings per common and common
       equivalent share - assuming full
       dilution:

       Weighted average number of
         shares outstanding                             9,431         9,428

       Incremental shares for stock options
         under treasury stock method                       14           287
                                                       ------        ------
       Weighted average number of common
         and common equivalent shares
         outstanding - assuming full dilution           9,445         9,715
                                                       ======        ======
       Net earnings per common and common
         equivalent share - assuming full
         dilution                                      $ (.07)       $  .05
                                                       ======        ======
                                      (17)